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Exhibit 99b.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference into the Company's previously filed Registration Statements No. 33-06404, No. 33-26056, No. 33-52355, No. 33-47528, and No. 333-49308 of our report dated February 22, 2002 with respect to the financial statements of the Rollins 401(k) Plan included in this Annual Report on Form 10-K for the year ended December 31, 2001.

Atlanta, Georgia
March 20, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS